PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS

                     Third Amendment to Declaration of Trust


         The undersigned, individually as Trustee of Phoenix Duff & Phelps Institutional Mutual Funds, a Massachusetts business trust organized under a Declaration of Trust dated December 4, 1995, as amended February 26, 1996 and February 18, 1997, (the "Trust"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 27, 1997, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees, acting pursuant to ARTICLE VI Section 3 of said Declaration of Trust for the purpose of establishing and designating a new Series of Shares denominated the "Phoenix Core Equity Portfolio," unanimously voted to amend said Trust, effective February 27, 1998, by deleting the first paragraph of Section 3 of ARTICLE III thereof and by inserting in lieu of such paragraph the following paragraph:

         "Without limiting the authority of the Trustees set forth in Section
         3.1 to establish and designate any further Series, the following eight Series are hereby established and designated: "Phoenix Duff & Phelps Institutional Balanced Portfolio", "Phoenix Core Equity Portfolio", "Phoenix Duff & Phelps Institutional Enhanced Reserves Portfolio", "Phoenix Duff & Phelps Institutional Growth Stock Portfolio", "Phoenix Duff & Phelps Institutional Managed Bond Portfolio", "Phoenix Duff & Phelps Institutional Money Market Portfolio", "Phoenix Real Estate Equity Securities Portfolio" and "Phoenix Duff & Phelps Institutional U.S. Government Securities Portfolio".

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February, 1998.


                               /s/ Philip R. McLoughlin
                               ---------------------------------
                               Philip R. McLoughlin, individually and as
                               attorney-in-fact for, Robert Chesek, E. Virgil Conway, William W. Crawford, Harry Dalzell-Payne, William N. Georgeson, Francis E. Jeffries, Leroy Keith, Jr., Eileen A. Moran, Everett L. Morris, James M. Oates, Richard A. Pavia, Calvin J. Pedersen, Herbert Roth, Jr., Richard E. Segerson, and Lowell P. Weicker, Jr.

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                        DELEGATION AND POWER OF ATTORNEY

                PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS

The undersigned, being all of the Trustees of Phoenix Duff & Phelps Institutional Mutual Funds, (the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:

     1. Pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated December 4, 1995, as amended, establishing the Phoenix Duff & Phelps Institutional Mutual Funds, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his or her agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of either of said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

     2. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records the Office of the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto subscribed this Delegation and Power of Attorney this 27th day of August, 1997.

/s/ C. Duane Blinn                      /s/ Harry Dalzell-Payne
---------------------------------       ------------------------------------
C. Duane Blinn                          Harry Dalzell-Payne

/s/ Robert Chesek                       /s/ Willian N. Georgeson
---------------------------------       ------------------------------------
Robert Chesek                           William N. Georgeson

/s/ E. Virgil Conway                    /s/ Francis E. Jeffries
---------------------------------       ------------------------------------
E. Virgil Conway                        Francis E. Jeffries

/s/ William W. Crawford                 /s/ Leroy Keith Jr.
---------------------------------       ------------------------------------
William W. Crawford                     Leroy Keith, Jr.

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DELEGATION AND POWER OF ATTORNEY
AUGUST 27, 1997


/s/ Eileen A. Moran                     /s/ Philip R. Reynolds
---------------------------------       ------------------------------------
Eileen A. Moran                         Philip R. Reynolds

/s/ Everett L. Morris                   /s/ Herbert Roth, Jr.
---------------------------------       ------------------------------------
Everett L. Morris                       Herbert Roth, Jr.

/s/ James M. Oates                      /s/ Richard E. Segerson
---------------------------------       ------------------------------------
James M. Oates                          Richard E. Segerson

/s/ Richard A. Pavia                    /s/ Lowell P. Weicker, Jr.
---------------------------------       ------------------------------------
Richard A. Pavia                        Lowell P. Weicker, Jr.

/s/ Calvin J. Pedersen
---------------------------------
Calvin J. Pedersen